Report of Independent Registered Public Accounting Firm


To the Board of Trustees of the DBX ETF Trust

In planning and performing our audits of the financial statements of the DBX ETF Trust (comprising, respectively, Deutsche X-trackers MSCI All China Equity ETF, Deutsche X-trackers MSCI All World ex US Hedged Equity ETF, Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity ETF, Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF, Deutsche X-trackers MSCI Australia Hedged Equity ETF, Deutsche X-trackers MSCI Brazil Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Hedged Equity ETF, Deutsche X-trackers MSCI EAFE High Dividend Yield Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF, Deutsche X-trackers MSCI Eurozone Hedged Equity ETF, Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF, Deutsche X-trackers MSCI Europe Hedged Equity ETF, Deutsche X-trackers MSCI Germany Hedged Equity ETF, Deutsche X-trackers MSCI Italy Hedged Equity ETF, Deutsche X-trackers MSCI Japan Hedged Equity ETF, Deutsche X-trackers MSCI Mexico Hedged Equity ETF, Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF, Deutsche X-trackers MSCI South Korea Hedged Equity ETF, Deutsche X-trackers MSCI Spain Hedged Equity ETF, Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF, Deutsche X-trackers CSI 300 China A-Shares Hedged Equity ETF, Deutsche X-trackers Dow Jones Hedged International Real Estate ETF, Deutsche X-trackers Emerging Markets Bond - Interest Rate Hedged ETF, Deutsche X-trackers Harvest CSI 300 China A-Shares ETF, Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF, Deutsche X-trackers High Yield Corporate Bond - Interest Rate Hedged ETF, Deutsche X-trackers Investment Grade Bond - Interest Rate Hedged ETF, Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF, Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF, Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF and Deutsche X-trackers S&P Hedged Global Infrastructure ETF) (the "Company") as of and for the period ended May 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Company's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Company's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Company's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of May 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of the DBX ETF Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


								/s/ ERNST & YOUNG LLP


New York, New York
July 26, 2016



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